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                                                                      EXHIBIT 16


                             Ernst & Young LLP             Phone: (313) 628-7100
                             Suite 1700                    www.ey.com
                             500 Woodward Avenue
                             Detroit, Michigan  48226-5495





June 17, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


We have read Item 4 of Form 8-K, dated June 17, 2004, of Syntel, Inc. and are in agreement with the statements contained within the second and fourth sentences of the first paragraph, and the statements contained within the second and third paragraphs.

We have no basis to agree or disagree with the other statements of the registrant contained therein.


                                                   /s/ Ernst & Young LLP